Exhibit 99.1

FINAL: FOR RELEASE

NEW YORK & COMPANY, INC. ANNOUNCES ACQUISTION OF FASHION TO FIGURE

~ Entered an agreement to acquire all intellectual property and select other assets~

New York, New York — November 27, 2017 — New York & Company, Inc. [NYSE:NWY] (the “Company”), a specialty women’s apparel chain with 459 retail stores, today announced that it has entered into an asset purchase agreement to acquire certain assets of Fashion to Figure, a U.S. based retailer of trendy plus-size fashions, including intellectual property rights related to the Fashion to Figure® brand, for a cash purchase price of $1.4 million plus no more than $1.0 million of fees and expenses.   The assets will be acquired by TFT Acquisition LLC, as the successful bidder at an auction run by Fashion to Figure, as part of its ongoing reorganization under Chapter 11 of the U.S. Bankruptcy Code and will be subsequently acquired by New York & Company late in the fourth quarter of fiscal 2017.  The asset purchase agreement covers all intellectual property, including trademarks, tradenames, an extensive customer database, and all in-store assets, with the exception of inventory.  All lease obligations are expected to remain with the seller; however, the Company anticipates contacting various landlords in an effort to negotiate satisfactory agreements regarding future lease terms to remain in certain existing Fashion to Figure locations.  New York & Company is also anticipating hiring certain former employees of Fashion to Figure, including members of the design, merchandising and eCommerce teams, who are expected to join the Company during the fourth quarter of fiscal year 2017.  The Company will also be negotiating with certain market vendors in an effort to secure inventory for the anticipated relaunch in early 2018.

Fashion to Figure was founded in 2004 by Michael and Nicholas Kaplan who are the great-grandsons of Lena Bryant, the founder of the plus-size clothing chain Lane Bryant.  Fashion to Figure has become well known for providing on trend fashion options for women’s plus-size clothing and related accessories.  The store’s name was derived from a quote Lena Bryant made in a 1950 interview in which she stated, “You should never ask women to conform their figures to fashion, but rather bring fashion to the figure.”  The closing of the transaction is expected to occur late in the fourth quarter of 2017, positioning the Company to re-introduce a revitalized Fashion to Figure brand to the marketplace in early February 2018 through an online site and select Fashion to Figure stores, thereby providing the Company an opportunity to capture a significant portion of the former Fashion to Figure’s existing profitable sales.

Gregory Scott, New York & Company’s CEO stated: “We are excited to expand into the Plus Business with the acquisition of Fashion to Figure’s intellectual property, as we believe that the business the Kaplans built has true brand potential and has a brand platform that is compatible with New York & Company.  We believe Fashion to Figure has strong name recognition with the Plus-size consumer and a very loyal consumer base, with a database of approximately 500,000 customers, that we believe we can effectively leverage to grow the brand, particularly online, to drive profitable future growth.  We see an opportunity to enter into an underserved and growing segment of the women’s apparel market.  In fact, NPD estimated the size of the women’s plus-size apparel market was approximately $21 billion in 2016, and has grown at more than twice the rate of the overall U.S. women’s apparel market and this outsized growth is expected to continue.  We believe the combination of Fashion to Figure’s outstanding brand equity and expertise in the Plus-size space coupled with New York & Company’s operational expertise, omni-channel capabilities, strong digital business, and celebrity platform will enable us to generate significant top line growth and sustained profits with the Fashion to Figure business while ensuring to preserve its existing brand DNA.  We look forward to working with the Kaplans to reintroduce the brand to the marketplace and to Fashion to Figure’s loyal customers at the start of our new fiscal year.”

The Company expects to fund the entire purchase price of the acquisition of the intellectual property, as well as any subsequent inventory purchases, with cash on hand.  As of October 28, 2017, the Company had $69.2 million of cash and no borrowings under its asset based credit facility.

As previously announced the Company will release third quarter fiscal year 2017 results after the market closes on Wednesday, November 29, 2017.  The Company will conduct a conference call at 4:30 p.m. Eastern Time on the same day to discuss its results of the third quarter and guidance for the fourth quarter, but does not expect to discuss specific forecasts or metrics related to the acquisition of Fashion to Figure until later in fourth quarter after the transaction closes.

About New York & Company

New York & Company, Inc. is an omni-channel women’s fashion retailer designing on-trend and versatile collections at a great value. The specialty retailer, first incorporated in 1918, has grown to now operate 459 retail and outlet locations in 39 states while also growing a substantial eCommerce business. Its branded merchandise, including collaborations with Eva Mendes and Gabrielle Union, is sold exclusively at these locations and online at www.nyandcompany.com. Additionally, certain product, press release and SEC filing information concerning the Company are available at the Company’s website: www.nyandcompany.com.

Investor/Media Contact:

ICR, Inc.

(203) 682-8200

Investor: Allison Malkin

Forward-looking Statements

This press release contains certain forward-looking statements, including statements made within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Some of these statements can be identified by terms and phrases such as “expect,” “anticipate,” “believe,” “intend,” “estimate,” “continue,” “could,” “may,” “plan,” “project,” “predict,” and similar expressions and references to assumptions that the Company believes are reasonable and relate to its future prospects, developments and business strategies. Such statements are subject to various risks and uncertainties that could cause actual results to differ materially. These include, but are not limited to: (i) Final closing on the sale of the related assets; (ii) the Company’s reliance on certain projections including the size of the database and the sales expectations for fiscal year 2017 as provided by Fashion to Figure; (iii) the Company’s dependence on mall traffic for its sales and the continued reduction in the volume of mall traffic; (iv) the Company’s ability to anticipate and respond to fashion trends; (v) the impact of general economic conditions and their effect on consumer confidence and spending patterns; (vi) changes in the cost of raw materials, distribution services or labor; (vii) the potential for economic conditions to negatively impact the Company’s merchandise vendors and their ability to deliver products; (viii) the Company’s ability to open and operate stores successfully; (ix) seasonal fluctuations in the Company’s business; (x) competition in the Company’s market, including promotional and pricing competition; (xi) the Company’s ability to retain, recruit and train key personnel; (xii) the Company’s reliance on third parties to manage some aspects of its business; (xiii) the Company’s reliance on foreign sources of production; (xiv) the Company’s ability to protect its trademarks and other intellectual property rights; (xv) the Company’s ability to maintain, and its reliance on, its information technology infrastructure; (xvi) the effects of government regulation; (xvii) the control of the Company by its sponsors and any potential change of ownership of those sponsors; (xviii) the bankruptcy court process and satisfaction of closing conditions; and (xix) other risks and uncertainties as described in the Company’s documents filed with the SEC, including its most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q. The Company undertakes no obligation to revise the forward-looking statements included in this press release to reflect any future events or circumstances.